UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2005 (October 14, 2005)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Rule 10b5-1(c) promulgated under the Securities Exchange Act of 1934 provides an affirmative defense to insider trading liability if a person adopts a written plan for trading securities of an issuer when that that person is not aware of material nonpublic information concerning such issuer.

On October 14, 2005, certain executive officers of Greif, Inc. (“Greif”), entered into their own written individual sales plans complying with Rule 10b5-1(c) for trading securities of Greif. Under such sales plans, third-party brokers may sell specified amounts of Greif’s securities during a specified period and in accordance with prices and other terms specified by such officer. Each of the individual sales plans expire upon sale of all the securities covered by the sales plans or a specified date, subject to such officer’s right to modify their individual sales plans upon notice to the third-party broker during specified periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: October 19, 2005	By:	/s/ Donald S. Huml
Donald S. Huml
Chief Financial Officer
(Duly Authorized Signatory)